UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 11, 2008, the Board of Directors (the “Board”) of PAETEC Holding Corp. (the “Company”) appointed Alex Stadler to serve as a member of the Board effective as of that date. Mr. Stadler was designated for appointment to the Board by several investment funds managed by Wayzata Investment Partners LLC (the “Wayzata funds”) pursuant to the Company’s existing board membership agreement. As previously reported, on February 8, 2008, in connection with the completion of the Company’s acquisition by merger of McLeodUSA Incorporated (“McLeodUSA”) on that date, the Company entered into the board membership agreement with former stockholders of McLeodUSA consisting of the Wayzata funds and investment funds and entities advised by Fidelity Management & Research Company and its affiliates. Under the board membership agreement, the Wayzata funds have the right to designate one representative for appointment or nomination for election to the Company’s board of directors, initially as a Class III director with a term of service expiring at the Company’s annual meeting of stockholders in 2009. The agreement provides that the designation will terminate upon the first to occur of (1) the date on which the Wayzata funds cease to own of record and beneficially at least 50% of the shares of PAETEC common stock received by them in the merger and (2) the second anniversary of the merger closing date, or February 8, 2010. As previously reported, as of the merger closing date of February 8, 2008, the Board had increased its size from nine authorized members to ten authorized members and increased the number of Class III directorships from three to four.

Mr. Stadler, age 57, previously served on the Board of Directors of McLeodUSA from January 2006 until its acquisition by the Company. From 1999 until 2002, he served as Chief Executive Officer of riodata NV, a data services carrier specializing in private network and internet access and connectivity for medium-sized companies. Before his service in that position, Mr. Stadler served as Chief Operating Officer of Otelo Communications, a competitive local exchange carrier, and as Chief Executive Officer of RWE Telliance AG, a German telecommunications company. From 1985 to 1996, Mr. Stadler served in a variety of senior management positions at GTE Corporation’s cellular and telephone subsidiaries and as GTE’s head of mergers and acquisitions. Since 2002, Mr. Stadler has pursued private interests.

In connection with Mr. Stadler’s appointment, effective on June 11, 2008, the Compensation Committee of the Board approved a grant to Mr. Stadler of options to purchase 83,300 shares of the Company’s common stock pursuant to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan. The options have an exercise price equal to the last reported sale price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant, and were fully vested as of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: June 11, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel (Duly Authorized Officer)

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